Exhibit 10.4

AMENDMENT TWENTY–SEVEN
TO THE LOGISTICS SERVICES AGREEMENT

This    AMENDMENT    TWENTY–SEVEN    TO    THE    LOGISTICS    SERVICES AGREEMENT (the “Amendment”) is entered into as of October 26, 2023 (the “Amendment Date”), by and between The Honest Company, Inc. (“CLIENT”) and GEODIS Logistics LLC (“GEODIS,” collectively referred to as the “Parties,” and each a “Party”).

RECITALS:

A.The Parties entered into that certain Logistics Services Agreement dated January 27, 2014, as amended from time-to-time (the “Agreement”); and

B.The Parties desire to amend Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.The Las Vegas Term shall be extended until November 13, 2023, and the PA Term shall be extended until November 30, 2023.

2.The Negotiation Period as set forth in the Amendment 26 to the Logistics Services Agreement, dated August 31, 2023, shall be extended until November 30, 2023.

3.Any capitalized terms not defined herein shall have the meanings set forth in the Agreement, as amended. Except as provided herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision of the Agreement or either Party’s rights or remedies under the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date set forth above.

THE HONEST COMPANY, INC.	GEODIS LOGISTICS LLC
By: /s/ Dave Loretta	By: /s/ Anthony Jordan
Name: Dave Loretta	Name: Anthony Jordan
Title: EVP & Chief Financial Officer	Title: Chief Operating Officer
Date: 10/26/2023	Date: 10/26/2023